INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Global One Distribution & Merchandising Inc. on Form
S-8 of our report dated April 5, 1996 (May 24, 1996 as to Note

14) contained in the Prospectus appearing in Registration
Statement No. 333-4655 and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Long Beach, California
December 2, 1996